EXHIBIT 23.1

            Consent of Independent Registered Public Accounting Firm



CEL-SCI Corporation
Vienna, Virginia

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-03750, 333-27579, 333-57649, 333-90775,
333-31652, 333-69678, 333-84756, 333-117088,  333-140792 and 333-162265) and the
Registration  Statements on Form S-3 (Nos. 333-111357,  333-111332,  333-144522,
333-151667,  333-160181,  333-160794,  333-161504, 333-162039 and 333-162792) of
CEL-SCI Corporation of our reports dated December 10, 2010, relating to the consolidated financial statements, and the effectiveness of CEL-SCI Corporation's internal control over financial reporting, which appear in this Form 10-K.


                                                /s/ BDO USA, LLP
                                                -----------------

                                                Bethesda, Maryland

                                                December 10, 2010